Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David Peikin
June 7, 2005		301.296.2262
		dpeikin@visualnetworks.com

Visual Networks Selects Plexus Corp.
As New Primary Contract Manufacturer

     ROCKVILLE, MD — Visual Networks, Inc. (Nasdaq: VNWK), a leading provider of network and application performance management solutions, today announced that it has selected Plexus Corp. (Nasdaq: PLXS) as its new primary contract manufacturer. In this capacity, Plexus will be Visual Networks’ turnkey supplier, responsible for the manufacture of the company’s hardware appliances from prototype development through high-volume production. Headquartered in Neenah, Wisconsin, Plexus is a leading participant in the electronics manufacturing services industry, providing product design, test, manufacturing, fulfillment and aftermarket solutions to companies in a number of industries.

     “After evaluating a number of contract manufacturers, we selected Plexus due to our extreme confidence in Plexus’ ability to manufacture high-quality hardware components in a timely and economic fashion,” said Larry Barker, President and CEO of Visual Networks. “We look forward to benefiting from Plexus’ twenty-five years of experience providing engineering expertise and advanced manufacturing technologies to companies in the telecommunications and networking industries.”

About Visual Networks

Visual Networks, Inc. (Nasdaq: VNWK) is a leading provider of network and application performance management solutions. The company’s technologies enable enterprises to reliably and securely manage the delivery and performance of key applications such as Voice over IP (VoIP) across their infrastructures. Visual Networks’ products increase application and network availability, optimize the use of bandwidth across the network, and reduce operating costs across traditional and IP-based infrastructures. For more information, visit http://www.visualnetworks.com.

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Forward Looking Statement

Certain statements in this press release may constitute “forward-looking statements” with respect to Visual Networks, Inc. and its subsidiaries (collectively, the “Company”).

Forward-looking statements are based on management’s views and assumptions regarding business performance and future events as of the time the statements are made. These statements involve risks and uncertainties, including the risks detailed in Visual Networks’ filings with the U.S. Securities and Exchange Commission, which may cause actual results of the Company to differ materially from the statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

©2005 Visual Networks Operations, Inc.